Exhibit 3.1

AMENDED ARTICLE VI OF THE BY-LAWS OF ANGELICA CORPORATION,
EFFECTIVE FEBRUARY 16, 2007

ARTICLE VI: CAPITAL STOCK AND DIVIDENDS

Certificates of Shares.

Section 6:1. The shares of the Company shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates shall be entitled to have a certificate, in such form as the Board shall prescribe, signed by, or in the name of the Company by the Chairman of the Board or by the President or an Executive Vice-President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, provided that the signatures of any such officers thereon may be facsimiles, engraved or printed, if such certificates are signed by a transfer agent other than the Company or its employee or by a registrar other than the Company or its employee. The seal of the Company shall be impressed, by original or by facsimile, printed or engraved, on all such certificates. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Company with same effect as if such officer, transfer agent or registrar had not ceased to be such officer, transfer agent or registrar at the date of its issue.

Numbers and Data on Certificate.

Section 6:2. All certificates shall be numbered as may be required by resolution of the Board of Directors, and each shall show thereon the name of the person owning the shares represented thereby, the number of such shares, and the date of issue, which information shall be entered on the Company’s books.

Cancellation of Certificates.

Section 6:3. Every certificate surrendered to the Company for transfer or otherwise in exchange for a new certificate shall be marked “cancelled” with the date of cancellation, and no new certificate(s) in lieu thereof shall be issued until the former certificate(s) for an equivalent number of shares shall have been surrendered and cancelled, except as otherwise provided in Section 6:6 of these By-Laws.

Registration and Change of Registration.

Section 6:4. The names and addresses of the persons, firms or corporations owning the shares of stock in the Company, whether represented by certificates or not, together with the number of shares of stock owned by them respectively shall be registered on the books of the Company. The Company shall register transfers of shares of stock represented by certificates together with the date of such transfers if the certificates are (1) delivered and endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby, or (2) delivered together with a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same or the share represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby (said assignment or power of attorney to be either in blank or to a specified person), or (3) delivered together with an assignment endorsed thereon or in a separate instrument signed by the trustee in bankruptcy, receiver, guardian, executor, administrator, custodian, or other person duly authorized by law to transfer the certificate on behalf of the person appearing by the certificate to be the owner of the shares represented thereby. The Company shall register transfers of shares of stock not represented by certificates together with the date of such transfers if the registered holder thereof delivers (1) a written assignment of the shares or a power of attorney to sell, assign, or transfer the shares, signed by the person appearing on the transfer books to be the owner of the shares represented thereby (said assignment or power of attorney to be either in blank or to a specified person), or (2) a written assignment of the shares endorsed thereon or in a separate instrument by the trustee in bankruptcy, receiver, guardian, executor, administrator, custodian, or other person duly authorized by law to transfer the shares on behalf of the person appearing on the transfer books to be the owner of the shares. Notwithstanding the above provisions on transfers of shares, the person in whose name shares stand on the books of the Company at the date of the closing of the transfer books or at the record date fixed by law or pursuant to Section 6:7 of these By-Laws shall be deemed the owner thereof insofar as rights to receive dividends, to vote, and to have any other rights or privileges as a shareholder.

Regulations for Transfer.

Section 6:5. The Board of Directors shall have power and authority to make such rules and regulations as it deems expedient concerning the issue, transfer, and registration of shares of the capital stock of the Company, and certificates representing such shares, and may appoint one or more transfer agents or transfer clerks as registrars of transfer, and may require all certificates to bear the signature of a transfer agent or transfer clerk or registrar of transfer.

Lost, Stolen, Destroyed or Mutilated Certificates.

Section 6:6. Upon proof satisfactory to the Chairman of the Board, or, in his absence the President and the Secretary that any certificate for shares of the capital stock of the Company issued and outstanding has been lost, stolen, destroyed or mutilated, and upon due application in writing by the person in whose name the same may stand of record on the books of the Company, or by his legal representative, and the surrender thereof in the case of a mutilated certificate, or, in the case of a certificate having been lost, stolen, or destroyed, the giving of an indemnifying bond in such form and amount and with such sureties as the Board of Directors may require, the proper officers of the Company are authorized and empowered to issue a new certificate or certificates to the owner thereof in lieu of the certificate that has been lost, stolen, destroyed, or mutilated. The Board of Directors may delegate to any transfer agent of the Company the authorization of the issue of such new certificate or certificates and the approval of the form and amount of such indemnity bond or bonds and the surety or sureties thereon.

Closing of Transfer Books and Record Dates.

Section 6:7. The Board of Directors shall have power to close the transfer books of the Company for a period not exceeding fifty days (or such greater period as then provided by law) preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect, or in lieu thereof may fix in advance a date not exceeding fifty days (or such greater period as then provided by law) preceding the date of any meeting of shareholders or the date for payment of any dividend or the date of the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting and any adjournment thereof or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, and in such case only shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after such date of closing of the transfer books or such record date fixed as aforesaid.

Dividends.

Section 6:8. Subject to any and all limitations upon the payment of dividends imposed by law or by the Articles of Incorporation, the Board of Directors, in its discretion, may from time to time declare and cause to be paid dividends upon the outstanding shares of the capital stock of the Company in cash, property, shares of the capital stock of the Company, or any combination thereof.